SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
 PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 11, 2008

COATES INTERNATIONAL, LTD.

(Exact Name of Registrant as Specified in Its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)
000-33155	22-2925432
(Commission File Number)	(IRS Employer Identification No.)

Highway 34 & Ridgewood Road
Wall Township, New Jersey 07719
(Address of principal executive offices)

(732) 449-7717
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

FORWARD LOOKING STATEMENTS

This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively the "Filings") contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, Registrant's management as well as estimates and assumptions made by Registrant's management. When used in the filings the words "anticipate", "believe", "estimate", "expect", "future", "intend", "plan" or the negative of these terms and similar expressions as they relate to Registrant or Registrant's management identify forward looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to Registrant's industry, Registrant's operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although Registrant believes that the expectations reflected in the forward looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

In April 2008, the Registrant entered into a conditional second license agreement with Well to Wire Energy, Inc. ("WWE") for the territory of the United States (the “US License”). The US License provides for a license fee of $50 million and annual minimum purchases of Coates CSRV Systems as a condition of exclusivity.  The US license has been deposited in to an escrow account and the grant under the license is not effective until the conditions for release from escrow are satisfied.

The escrow agreement was established to provide a more secure mechanism for the Registrant to collect payments due under both the prior Canadian licensing and research and development agreements and the initial monies due under the new $50 million US License (the “Escrow Agreement”).  The Escrow Agreement provides that the US License shall be held until WWE remits payment of the initial monies due thereunder (the “Release Payment”).  While the US License is held in escrow there shall not be any grant of license to WWE. The initial monies due under the US License consist of an initial down payment of $1 million and an additional $8.5 million in payment of the balance of the monies due to the Registrant in connection with the license for the territory of Canada, including the Canadian license agreement and the research and development agreement (the “Canadian Agreements”).  WWE is expected to make non-refundable periodic payments to the Company in unspecified amounts as partial payments of the Release Payment until the Release Payment has been paid in full. Upon full satisfaction of the Release Payment, WWE would be granted a license for the territory of the United States under the US License agreement.

WWE is a privately held company and its ability to make the license payments due to the Registrant and to honor the minimum purchase requirements under the licenses is dependent on the success of its continued efforts to raise new equity capital.  Thus far, WWE has made nonrefundable payments to the Registrant totaling $1.5 million in prior years and $375,000 in 2008. To the extent that WWE is not successful or experiences delays in raising such additional new equity capital, the Registrant's cash flow, results of operations and financial position could be adversely affected.

Under the Escrow Agreement, WWE is required to remit the full amount of the Release Payment by June 30, 2008 (the “Payment Period”). Should WWE be unable to make the Release Payment within the Payment Period, the Canadian license agreement shall automatically become non-exclusive. However, provided that WWE shall have paid at least $500,000 on account of the Release Payment, the Payment Period shall be extended until September 30, 2008 (the “Extended Payment Period”). Should WWE be able to make the entire Release Payment within the Extended Release Period, the exclusivity of the Canadian license agreement shall be reinstated.

The failure of WWE to make the entire Release Payment within the Payment Period or within the Extended Payment Period should it be extended, shall constitute a breach of the Escrow Agreement, the Canadian license agreement and the US License. In such event, the Registrant would be entitled to (i) retain any and all monies received from WWE and (ii) immediately, without notice to WWE, cancel the Escrow Agreement, the Canadian license agreement and the US License without providing WWE any right of redemption or reinstatement.

The US License would, if WWE is able to satisfy the Escrow Agreement release provisions, grant to WWE the right to use, sell and lease Licensed Products, manufactured by the Registrant as the power source for the generation of electrical energy for the oil and gas industry and from landfills.  Licensed Products consist of the CSRV Valve Systems, CSRV Valve Seals, CSRV Rotary Valve Spheres, CSRV Valve Components and CSRV Engines for the Oil and Gas Industry and Landfills.

The manufacture of any Licensed Products by WWE is prohibited.  WWE is required to procure all internal combustion engines incorporating the CSRV Valve System from the Company or its designee. The license granted to WWE is exclusive within the Territory, provided that WWE satisfies the minimum annual purchase commitment of 120 internal combustion engines incorporating the CSRV Valve System, the Coates Engines and all component parts. The agreement also grants WWE a right of first refusal in the event that the Company negotiates an offer with another third party for a worldwide license to use the Licensed Product.

After payment of the Release Payment required under the Escrow Agreement, the remaining unpaid balance of the US License fee of $49 million is payable in quarterly installments commencing 180 days from the earlier to occur of (i) the date the third prototype engine provided for in the Canadian Agreements is collected by WWE, or (ii) April 30, 2008. The amount of the quarterly installment payments shall be equal to 5% of WWE’s net profits over the next five years; however, in any event, the entire balance of the licensing fee must be paid in full on or before February 12, 2012.

Acceleration of the balance of the licensing fee payments shall be required in the event that WWE completes a stock offering or private placement offering.  The entire unpaid balance of the licensing fee shall become due and payable if WWE raises $100 million or more from such offering.  If WWE raises $25 million or less from any such offering, then WWE must pay us 20% of the amount raised towards the licensing fee.

Pricing of the Licensed Products shall be set forth in a separate agreement to be executed between the parties. The Company is solely responsible for protecting the Patent Rights, as defined, in connection with the Licensed Products at its own cost and expense.  The term of the agreement shall expire upon the expiration of the last to expire of the patents comprising the Patent Rights.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial statements of business acquired:

None

(b)	Exhibits

Exhibit No.	Description
10.1	License Agreement between the Company and Well to Wire Energy, Inc. as of January 29, 2008 and executed on April 7, 2008
10.2	Escrow Agreement between the Company and Well to Wire Energy, Inc. dated April 11, 2008
99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

COATES INTERNATIONAL, LTD.

April 11, 2008	By:	/s/ George J. Coates
George J. Coates
President and Chief Executive Officer

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